EXHIBIT 10(M)

                           MEMORANDUM OF UNDERSTANDING

      This MEMORANDUM OF UNDERSTANDING (this "Memorandum") dated as of May 18, 1999, sets forth the mutual and binding understanding of the undersigned regarding the material terms of employment of Michael R. Gallagher ("MRG") by Playtex Products, Inc. (the "Company").

      POSITION:

      MRG shall continue to be employed as Chief Executive Officer of the Company and will continue to be a member of the Company's Board of Directors (the "Board").

      TERM:

      The term of MRG's employment agreement (the "Term") shall be from the date hereof to June 30, 2003, unless earlier terminated or extended in accordance with this Memorandum or otherwise by agreement of the parties.

      BASE SALARY:

      The base salary shall be payable at the rate of $900,000 per annum as of June 1, 1999 through May 31, 2000, subject to upward adjustment thereafter at the discretion of the Board.

      INCENTIVE BONUSES:

      MRG shall be afforded the opportunity to earn an Incentive Bonus with respect to each calendar year occurring during the term of his employment as Chief Executive Officer with the Company based upon the attainment of financial objectives established by the Compensation and Stock Option Committee of the Board following consideration of the recommendation of senior management of the Company; provided that with respect to any partial year at the conclusion of MRG's employment, the amount of the Incentive Bonus otherwise payable shall be prorated to reflect the portion of such year during which MRG is employed by the Company.

      The target Incentive Bonus for each calendar year shall equal 125% of MRG's base salary as in effect as of the first day of such calendar year.

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      The maximum Incentive Bonus for each calendar year shall equal 187.5% of
      MRG's base salary as in effect as of the first day of such calendar year.

      STOCK OPTIONS:

      It is the intention of the parties that MRG shall be included in consideration for additional options during the term of his employment, and, as circumstances warrant, the Company shall give consideration to such further grants in its discretion.

      SPECIAL PRICE-BASED INCENTIVE ARRANGEMENT

      As additional incentive, MRG shall be eligible to receive Special Price-Based Incentive Compensation based upon the trading price of the Company's common stock in accordance with the following criteria.

               -------------------------------------------------
               For 30 consecutive trading
               days, closing price equals
               or exceeds, at any
               time prior to 6/30/03              Cash Bonus
               ---------------------              ----------
               -------------------------------------------------
                         $20.00                   $1,000,000
               -------------------------------------------------
                         $25.00                   $1,500,000
               -------------------------------------------------
                         $30.00                   $1,500,000
               -------------------------------------------------
                         $35.00                   $2,000,000
               -------------------------------------------------
                         $40.00                   $2,000,000
               -------------------------------------------------

      MRG will be entitled to the cash bonus when and if the respective 30 consecutive trading day price targets are achieved, provided that MRG is employed as Chief Executive Officer of the Company at such time.

      TERMINATION OF EMPLOYMENT PRIOR TO THE EXPIRATION OF TERM:

      - MRG resignation or termination by Company for "cause":

            MRG entitled to payment of base salary through date of termination. No entitlement to any other cash compensation from the Company.

      - Termination by the Company without "cause":

            MRG entitled to the amounts set forth in the Retention Agreement dated July 22, 1997 between the Company and MRG.

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      - Death/Disability:

            MRG entitled to the amounts set forth in the Retention Agreement dated July 22, 1997 between the Company and MRG.

      SHAREHOLDER APPROVAL:

      In order that certain payments described in this Memorandum qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, arrangements providing for the Incentive Bonus and the Special Price-Based Incentive Compensation will be subject to the approval of the shareholders of the Company. Haas Wheat & Partners, L.P. ("Haas Wheat") has agreed with MRG to vote the shares of common stock of the Company controlled by Haas Wheat (approximately 33% of the outstanding shares of such stock) to approve such arrangements.

      FRINGE BENEFITS:

      MRG shall be eligible to receive fringe benefits customary for a position of this nature.

      ADDITIONAL DOCUMENTATION:

      This Memorandum is a successor to the Memorandum of Understanding between the parties dated June 21, 1995. References to that Memorandum of Understanding in the Retention Agreement dated July 22, 1997 between the Company and MRG, and any other agreements between the parties, are amended so that they refer to this Memorandum instead.

      PLAYTEX PRODUCTS, INC.

      By /s/ Robert B. Haas
        -------------------------------
            Its Chairman

      MICHAEL R. GALLAGHER

      /s/ Michael R. Gallagher
      ---------------------------------